UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 29, 2002


AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)


        DELAWARE	              1-8747           43-1304369
(State or other jurisdiction (Commission      (IRS Employer
of incorporation)	           File Number)  Identification No.)




106 W. 14TH  STREET
P.O. Box 219615
Kansas City,  Missouri		64121-9615
(Address of principal executive offices)	(Zip Code)


Registrant's telephone number, including area code
(816) 221-4000









Item 5. Other Events.

Attached as Exhibit 99.1 is a press release dated January 29, 2002, which was issued by AMC Entertainment Inc., announcing that it has executed a letter of intent to acquire the operations of Gulf States Theatres. In a related transaction, American Multi-Cinema, Inc. will execute lease agreements with Entertainment Properties Trust for the Gulf States theatre real estate. The estimated purchase price is $45 million.

Item 7. Financial Statement and Exhibits.

Exhibits:

99.1	January 29, 2002 Press Release


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		AMC ENTERTAINMENT INC.



Date:	January 29, 2002

By: 	/s/ Craig R. Ramsey
Craig R. Ramsey
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer